UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 16, 2023, Faraday Future Intelligent Electric Inc. (the “Company”), issued a press release announcing that the Company’s Board of Directors (the “Board”) has approved a proposal, to be submitted to stockholders for approval at a special meeting of stockholders, to authorize the Board to effect a reverse stock split of the Company’s common stock at a range between 1-for-2 and 1-for-90 shares of outstanding common stock and that the Company filed a Form S-3 Shelf Registration Statement with the Securities and Exchange Commission on June 16, 2023. The Company also updated its Phase 2 delivery plan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the reverse stock split, intention to hold a special meeting, the Company’s compliance with listing requirements of Nasdaq, the Company’s planned financings, plans and expectations with respect to the registration statement on Form S-3 and any potential future offering or capital raises. Forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the Company’s Amended and Restated Shareholder Agreement with FF Top Holding LLC complies with Nasdaq listing requirements, including Nasdaq Listing Rule 5640 regarding voting rights, the possibility that stockholder approval for the reverse stock split will not be obtained; the possibility that factors unrelated to the reverse stock split may impact the per share trading price of the Company’s common stock; the market performance generally of the Company’s common stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to satisfy the conditions precedent and close on the various financings disclosed by the Company and any future financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; whether the Company and the City of Huanggang could agree on definitive documents to effectuate the Cooperation Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended, and Nasdaq listing requirements and to continue to be listed on Nasdaq (including following the execution of the Shareholder Agreement); the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs (including timely receipt of parts and satisfactory system testing); the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q filed with the SEC on May 10, 2023, the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The effect of a reverse stock split on the per share trading price of the Company’s common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of the Company’s common stock after a reverse stock split would not increase in the same proportion as the reduction in the number of the Company’s outstanding shares of common stock following the reverse stock split or at all, and a reverse stock split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. The Company cannot assure you that, if a reverse stock split is implemented, its common stock will be more attractive to investors. If the Company implements a reverse stock split, the per share trading price of its common stock may decrease due to factors unrelated to the reverse stock split, including its future performance. If a reverse stock split is consummated and the per share trading price of the Company’s common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

A reverse stock split may decrease the liquidity of the Company’s common stock and result in higher transaction costs. The liquidity of the Company’s common stock may be negatively impacted by a reverse stock split, given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the per share trading price does not increase as a result of the reverse stock split. In addition, if a reverse stock split is implemented, it will increase the number of the Company’s stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Additional Information and Where to Find It

In connection with the reverse stock split, the Company has filed a proxy statement to be distributed to holders of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the proposed reverse stock split and other matters as described therein. After a definitive proxy statement has been filed, the Company will mail the definitive proxy statement, when available, to its stockholders. The proxy statement includes information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies in connection with the proposed reverse stock split. The Company will also file other documents regarding the proposed reverse stock split with the SEC. Before making any voting decision, investors and security holders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed reverse stock split as they become available because they will contain important information about the proposed reverse stock split.

Investors and security holders can obtain free copies of the proxy statement and all other relevant documents the Company has filed or will file with the SEC through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by the Company may be obtained free of charge from the Company’s website at https://www.ff.com/or by written request to Faraday Future Intelligent Electric Inc. at 18455 S. Figueroa Street, Gardena, California 90248.

Participants in the Solicitation

The Company and its Board of Directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed reverse stock split and other matters as described in the proxy statement. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on March 17, 2023. Investors may obtain additional information regarding the interest of the Company and its directors and executive officers in the reverse stock split proposal by reading the preliminary proxy statement and, when it becomes available, the definitive proxy statement relating to the special meeting. You may obtain free copies of these documents as described in the preceding paragraph.

 Certain representatives of FF Top and of its indirect parent entity FF Global, including, without limitation, Jerry Wang, Weiwei Zhao and Wenyi Yan (collectively, the “FF Top Representatives”), are additional participants in the solicitation of proxies in connection with the proposed reverse stock split and other matters as described in the proxy statement. Information regarding the direct and indirect interests in the Company, by security holdings or otherwise, of FF Global, FF Top and the FF Top Representatives is included in this proxy statement; the post-effective amendment to registration statement on Form S-1, filed with the SEC on March 31, 2023; Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023 and Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders filed with the SEC on March 17, 2023; and in the Current Reports on Form 8-K filed with the SEC from time to time. Changes to the director or indirect ownership of FF Top and FF Global are set forth in SEC filings on Schedule 13D/A.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed reverse stock split. This Current Report on Form 8-K shall also not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
99.1	Press Release of the Company, dated June 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: June 16, 2023	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer and Chief Accounting Officer

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